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EXHIBIT 99.2

MID PENN BANCORP, INC.
DIVIDEND REINVESTMENT AND STOCK AUTHORIZATION CARD

MID PENN BANCORP, INC.
DIVIDEND REINVESTMENT ENROLLMENT FORM

        Please print or type all information except signatures. Questions? Call toll-free at 1-800-368-5948 from 8:00 a.m. to 7:00 p.m. Eastern Time, Monday through Friday. Mail your completed enrollment form to the address set forth below.

REGISTRAR AND TRANSFER COMPANY Dividend Reinvestment Plan Department P.O. Box 664, Cranford, New Jersey 07016

        Please sign the authorization located on this form and complete the information below only if it has changed.

Name(s):

Social Security Number:

Daytime Phone Number:

Address:

City/State/Zip:

        Completion and return of this enrollment form authorizes your enrollment in the Mid Penn Bancorp, Inc. Dividend Reinvestment Plan.

Dividend Reinvestment Options

        You may choose to reinvest all or some of the dividends paid on Mid Penn Bancorp, Inc. stock registered in your name and held for you under the Plan. Please check the appropriate box below and provide the requested information.

☐  Full Dividend Reinvestment—Please reinvest all dividends for this account, including dividends paid with respect to shares I purchase with optional cash payments.

☐  Partial Dividend Reinvestment—Please Reinvest the dividends on          (number) shares of common stock that I hold.

Optional Cash Payment Options

        You may elect to purchase additional shares of Mid Penn Bancorp, Inc. common stock pursuant to the Plan. If you wish to do so, please check the appropriate boxes below and provide the requested information.

☐  Optional Cash Payment(s)—In addition to the dividend reinvestment option selected above, I wish to purchase additional shares of common stock pursuant to the Plan through the following methods (minimum $100 per quarter and maximum $10,000 per quarter) check all that apply:

☐  Check Enclosed—I have enclosed $                        by personal check drawn on a U.S. bank or a U.S. bank issued official check or cashiers check payable to "Registrar & Transfer Company," and I have included "Mid Penn Bancorp, Inc." in the memo field of my check.

☐  Automatic Cash Withdraw—If this option is checked, please complete the Automatic Cash Withdrawal and Investment Form at the bottom of this authorization card.

        Signatures. By signing this form, I request enrollment in the Plan, certify that I have received and read the offering circular describing the Mid Penn Bancorp, Inc. Dividend Reinvestment Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint Registrar & Transfer Company as my agent with respect to the Plan and authorize them (and any successor Plan agent) to apply dividends and any cash payments I make towards the purchase of shares of common stock of Mid Penn Bancorp, Inc. under the Plan. I understand that I may revoke or change this authorization at any time by written notice to Registrar & Transfer Company in accordance with the terms and conditions set forth in the prospectus. ALL JOINT OWNERS MUST SIGN.

Shareholder's Signature	Date	Shareholder's Signature	Date

NOT FDIC INSURED—MAY LOSE VALUE—NOT BANK GUARANTEED

AUTOMATIC CASH WITHDRAWAL AND INVESTMENT FORM

BANK ACCOUNT NUMBER

checking [ ] savings [ ]
Transit/Routing Number*

Name of Bank

Address of Bank

I authorize Registrar and Transfer Company to withdraw my investment payment electronically from my bank account. This authority remains in effect until I cancel in writing. I have attached a voided check or deposit ticket.

Please withdraw $            per investment
Please refer to Plan Prospectus/Brochure for timing and limits of investments

Signature:

Date:
Signature:

Date:
Daytime phone number:	( )

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MID PENN BANCORP, INC. DIVIDEND REINVESTMENT AND STOCK AUTHORIZATION CARD
MID PENN BANCORP, INC. DIVIDEND REINVESTMENT ENROLLMENT FORM